Exhibit 99.1

THE CHILDREN’S PLACE ANNOUNCES THE

EXPANSION OF ITS REVOLVING CREDIT FACILITY

FROM $350 MILLION TO $445 MILLION

Secaucus, New Jersey – June 5, 2023 – The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced the expansion of its revolving credit facility from $350 million to $445 million. The fifth amendment to the Company’s credit agreement also replaces LIBOR as the interest rate benchmark with the SOFR interest rate benchmark, and updates the interest rates to reflect current market terms.

Sheamus Toal, Chief Financial Officer, said, “We are extremely pleased to welcome PNC Bank as a new joint lead arranger, who is committing an additional $95 million toward our revolving credit facility and we are grateful for the support provided by our current banking group. This additional credit availability will significantly strengthen our financial position while also supporting our seasonal working capital needs and investments in the Company’s future growth.”

Under the amended credit agreement, revolving credit borrowings will bear interest at SOFR plus 2.00% or 2.25% per annum, based on the amount of the Company’s average daily excess availability. These rates are subject to downward adjustment in the event that the Company achieves a certain level of EBITDA and based on the amount of the Company’s average daily excess availability. As a SOFR loan, the term loan under the amended credit agreement will bear interest at SOFR plus 2.75% per annum.

Additional information about the fifth amendment to the Company’s credit agreement is contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2023.

About The Children’s Place

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise predominantly at value prices, primarily under the proprietary “The Children’s Place”, “Place”, “Baby Place”, “Gymboree”, “Sugar & Jade” and “PJ Place” brand names. The Company has online stores at www.childrensplace.com, www.gymboree.com, www.sugarandjade.com and www.pjplace.com and, as of April 29, 2023, the Company had 599 stores in the United States, Canada, and Puerto Rico and the Company’s five international franchise partners had 212 international points of distribution in 15 countries.

Forward-Looking Statements

This press release contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and results of operations, including adjusted net income (loss) per diluted share. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 28, 2023. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions (including inflation), the risks related to the COVID-19 pandemic, including the impact of the COVID-19 pandemic on our business or the economy in general, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions, disruptions and higher costs in the Company’s global supply chain, including resulting from COVID-19 or other disease outbreaks, foreign sources of supply in less developed countries, more politically unstable countries, or countries where vendors fail to comply with industry standards or ethical business practices, including the use of forced, indentured or child labor, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:  Investor Relations (201) 558-2400 ext. 14500